Exhibit 10.3
                     REAL ESTATE PURCHASE AND SALE AGREEMENT


                                 by and between

                     PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
                                     SELLER



                                       and



            TPLP OFFICE PARK PROPERTIES, a Texas limited partnership
                                      BUYER







    Exhibits to this Agreement have been omitted and will be furnished to the
                Securities and Exchange Commission upon Request







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                                    INDEX TO

                     REAL ESTATE PURCHASE AND SALE AGREEMENT





1. Property Included in Sale...............................................1


2. Purchase Price/Remedies.................................................1


3. Title to the Property...................................................2


4. Seller's Pre-Closing Deliveries.........................................2


5. Buyer's Due Diligence...................................................3


6. Buyer's Conditions to Closing...........................................4


7. Seller's Conditions to Closing..........................................4


8. The Closing.............................................................4


9. Representations and Warranties..........................................9


10. Responsibility for Violations..........................................14


11. Maintenance of Insurance...............................................14


12. Casualty or Condemnation...............................................14


13. Indemnification........................................................14


14. Condition of Property..................................................15

15. Possession.............................................................15


16. Tax-Deferred Exchange..................................................15


17. Miscellaneous..........................................................16


18. Escrow Agent...........................................................19





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
                     REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of the 30th day of April, 1998 (the "Agreement Date") which shall be the later to occur of execution of this Agreement by Buyer or Seller by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation, herein referred to as "Seller", and TPLP OFFICE PARK PROPERTIES, a Texas limited partnership, herein referred to as "Buyer."

                                R E C I T A L S:

     WHEREAS, Seller desires to sell certain improved real property along with certain related personal and intangible property, and Buyer desires to purchase said real, personal and intangible property on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Buyer and Seller hereby agree as follows:

     1. Property Included in Sale. Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement, the following:

          (a) that certain real property more particularly described in Exhibit A attached hereto (the "Real Property");

          (b) all right, title and interest of Seller in all rights, privileges, alleys, strips and gores, rights of way and easements appurtenant to the Real Property, including, without limitation, all minerals, oil, gas and other hydrocarbon substances as well as all development rights, air rights, water, water rights (and water stock, if any) relating to the Real Property and any easements, rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Real Property;

          (c) all improvements and fixtures located on the Real Property, including all buildings and structures presently located on the Real Property listed on Schedule A, as more particularly described in Exhibit A, attached hereto, and all related facilities, amenities, all apparatus, equipment and appliances used in connection with the operation or occupancy of the Real Property, such as heating and air conditioning systems and facilities used to provide any utility services, refrigeration, ventilation, garbage disposal, recreation or other services on the Real Property (all of which are collectively referred to as the "Improvements");

          (d) all tangible or intangible personal property owned by Seller and used in the ownership, use or operation of the Real Property and/or Improvements, including, without limitation, the right to use any trade name now used in connection with the Real Property (the "Personal Property") and any contract or lease rights, agreements, utility contracts or other rights relating to the ownership, use and operation of the Real Property.

          (e) all of Seller's interest as lessor in all leases covering the Real Property and Improvements, including all tenant security and other deposits and interest earned thereon and prepaid rent and interest earned thereon. Interest on deposits and prepaid rents shall only be transferred to Buyer if applicable state law or the applicable lease requires that such funds be held in interest-bearing accounts.

          All of the items referred to in Subsections (a), (b), (c), (d) and (e) above are hereinafter collectively referred to as the "Property."

     2. PURCHASE PRICE/REMEDIES.MEDIES

          (a) The total purchase price (the "Purchase Price") for the Property is Twenty-one Million Seven Hundred Fifty-eight Thousand Eight Hundred Nineteen and No/100 Dollars ($21,758,819.00). The Purchase Price is payable by wire transfer of immediately available funds in U.S. dollars via the federal bank wire transfer system to Chicago Title Insurance Company, San Francisco, California (the "Title Company") at Closing.

          (b) (Intentionally Deleted)

          (c) (Intentionally Deleted)

          (d) (Intentionally Deleted)

          (e) (Intentionally Deleted)

          (f) (Intentionally Deleted)

     3. TITLE TO THE PROPERTY.

          (a) At the Closing, Seller shall convey to Buyer and Buyer shall accept title to the Property (in fee simple) in accordance with the terms of this Agreement, and Buyer's obligation to accept said title shall be conditioned upon Buyer then being conveyed good and clear record, marketable and insurable title in fee simple to the Real Property, all rights, privileges and easements appurtenant thereto, and to the Improvements, by duly executed and acknowledged special warranty deed. It shall be a condition precedent to Buyer's obligation to close hereunder that the Title Company stands ready to issue, at the Closing a TLTA standard full coverage form Owner's Policy of Title Insurance with extended coverage and all endorsements reasonably requested by Buyer, insuring Buyer's interest in the Property, dated the date of Closing, with liability in the amount of the Purchase Price, subject only to the Permitted Exceptions (the "Title Policy"). The Title Policy shall insure against all mechanics' liens and shall have full survey coverage and shall be an extended coverage policy insuring against, among other things, mechanics' liens, easements and claims of parties in possession not shown by the public records with all general and standard exceptions deleted. Seller shall pay the cost of the standard owner's policy. Buyer shall bear the expense for extended coverage and the cost of any endorsements requested by Buyer.

          (b) Buyer shall, prior to the Approval Date, provide Seller with Buyer's objections to any matters disclosed by the Commitment, Title Documents or Survey. All matters shown on the Title Exceptions which are not objected to by Buyer prior to the Approval Date shall be "Permitted Exceptions". Seller agrees to use its best efforts to satisfy such objections noted by Buyer, provided that (i) Seller shall obtain a satisfaction and release or bond over any monetary liens, in a manner reasonably satisfactory to Buyer, including, without limitation, any and all mortgages, mechanics' liens and judgment liens (collectively, "Monetary Liens"); and (ii) Seller shall not be obligated to litigate or spend more than $10,000.00 in the aggregate to cure non-monetary lien objections or to seek any cure which cannot be obtained within fifteen (15) days. Seller shall notify Buyer of Seller's proposed actions to satisfy such objections, and shall have up to the Closing Date to satisfy such objections and the Closing Date shall be extended a reasonable period of time, not to exceed fifteen (15) days, if necessary to allow such cure period. If, despite its best efforts to do so, Seller cannot satisfy such objections (other than the Monetary Liens, which shall be satisfied or bonded over by Seller) on or before the expiration of such additional fifteen (15) day period, Buyer shall have the option to waive its objection(s) to such title and/or other defect(s) and proceed to Closing or terminate this transaction. Buyer acknowledges that the termination of the transaction pursuant to this section of the Agreement shall not entitle Buyer to receive reimbursement for third party expenses or to seek specific performance or any other legal or equitable remedy against Seller.

     4. SELLER'S PRE-CLOSING DELIVERIES.

          Buyer acknowledges that prior to execution of this Agreement Seller has delivered the items listed in Schedule B for Buyer's review and approval. Seller shall be under no further obligation to deliver additional items to Buyer unless Buyer requests such items prior to the Approval Date and such additional items are reasonably necessary to complete Buyer's due diligence. Seller shall only be obligated to provide such additional items if: (i) the items requested are in Seller's or Seller's property manager's actual possession or control;
(ii) the items are not privileged; and (iii) Buyer has identified the specific property for which the item is requested.

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

     5. BUYER'S DUE DILIGENCE. Buyer shall be allowed to conduct the following due diligence prior to purchasing the Property:

          (a) Review and approve title to the Property as shown on a preliminary title report (the "Title Report") from the Title Company.

          (b) Review and approve the operating statements of the Property for the previous two (2) calendar years as well as the current calendar year-to-date and audited financial statements for 1997, provided same are available and in Seller's actual possession. Buyer acknowledges that no audited financial statements are available from Seller for the properties listed on Schedule A.

          (c) Review and approve true, correct and complete copies of all tenant leases relating to the Property and a certified rent roll of even date herewith in the form attached hereto as Exhibit B, (the "Certified Rent Roll").

          (d) Review and approve copies of any site plans and building drawings and specifications and existing environmental reports in the possession or control of the Seller.

          (e)  Review  and  approve  copies  of  any   maintenance  and  service
agreements currently in force.

          (f) Review and approve an as-built survey showing the location of all improvements and recorded easements on the Property.

          (g) Performance of a feasibility study of the Property, including, but not limited to, review and approval of the physical and environmental characteristics and condition of the Property and performance of marketing and feasibility studies, structural and engineering investigations, auditing of books and records of the Property, financial analyses and verification of existing zoning.. Seller agrees to provide Buyer and its agents and representatives reasonable access to the Property and to all books, records, files, financial data, leases and contracts relating to the Property and to reasonably cooperate in such examinations and to cause the property manager to reasonably cooperate in such examinations following the Agreement Date for the purpose of performing, at Buyer's sole cost and expense, the above-referenced studies, physical inspections, investigations and tests on the Property (the "Tests") provided that no such tests shall be conducted without at least two (2) business days prior written notice to Seller and if any such tests are invasive Seller's prior approval of such Tests, which approval shall be in Seller's sole and absolute discretion. Notwithstanding anything herein to the contrary, Buyer shall not need Seller's further consent to conduct Phase I environmental studies. Buyer's access is further conditioned on Buyer complying with the terms of the Access and Indemnification Agreement attached hereto as Exhibit E. Buyer shall be required to conduct such Tests in a manner as to not disturb or interfere with the current use of the Property and upon completion of such Tests, Buyer agrees at its sole cost to restore the Property to the condition it was in immediately prior to such Tests, including, but not limited to the prompt removal of anything placed on the Property in connection with such Tests. Copies of any third party reports, letters or other written information generated as a result of such Tests shall be provided to Seller if the sale contemplated by this Agreement does not close for any reason other than Seller's default. Buyer shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and hold Seller harmless from and against any and all liability, loss, cost, damage, or expense (including, without limitation, reasonable attorney's fees and costs) which Seller may sustain or incur by reason of or in connection with any Tests made by Buyer or Buyer's agents or contractors relating to or in connection with the Property, or entries by Buyer or its agents or contractors onto the Property. Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Buyer under this Agreement shall survive any termination of this Agreement or the delivery of the deed and the transfer of title pursuant to this Agreement.

               The items referred to above in Subsections 5(a)-(g) and those listed on Schedule B shall be collectively referred to as the "Due Diligence Items." Buyer acknowledges that Seller has provided Buyer with the Due Diligence Items prior to execution of this Agreement.

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

               The date this Agreement is executed by both parties shall be the "Approval Date" and upon such execution there shall be a conclusive presumption that Buyer has approved the Due Diligence Items and the physical and environmental condition of the Property. Notwithstanding the foregoing, Buyer shall be entitled to rely upon the representations and warranties of the Seller set forth in this Agreement.

     6. BUYER'S CONDITIONS TO CLOSING. The following conditions are conditions precedent to Buyer's obligation to purchase the Property:

          (a) Seller shall conduct business at the Property in a good and diligent manner consistent with Seller's current business practices and shall maintain the Property in its present condition through the date of Closing, reasonable wear and tear excepted.

          (b) Seller have terminated, at Seller's sole cost and expense, all Service/Equipment Contracts except to the extent Buyer has given Seller written notice that certain Service/Equipment contracts should be continued and Buyer has assumed post Closing liability for such contracts, however, such services shall be continued at Seller's expense until the Closing Date.

          (c) The Title Company shall stand ready to issue the Title Policy in the form required herein.

          (d) Delivery by Seller at Closing of the Closing Documents described in Section 8 hereof.

          (e) Performance by Seller as and when required by this Agreement of each and every term, covenant, condition and agreement required to be performed by Seller pursuant to this Agreement and all of Seller's representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date as if made anew on that date.

          (f) Delivery by Seller of Tenant Estoppel Certificates in the form attached hereto as Exhibit F for tenants comprising at least 80% of the net rentable square feet of the Property which shall include all Tenants listed in Exhibit F-1, the substance and content of which shall be consistent with the Certified Rent Roll and Seller shall use commercially reasonable efforts to obtain the required Tenant Estoppel Certificates. Buyer shall cooperate with Seller post Closing to complete collection of Tenant Estoppels. In the event sufficient Tenant Estoppels cannot be obtained, Buyer shall accept a Seller Estoppel in the form attached hereto as Exhibit F-2 and all post Closing Tenant Estoppels shall be delivered pursuant to the terms of Exhibit F-2. In the event that the conditions set forth above in this Section 6 are not satisfied (and Buyer is not otherwise in default of this Agreement), Buyer may elect to terminate this Agreement or waive satisfaction of the condition and close escrow in either instance by giving written notice to Seller.

     7. SELLER'S CONDITIONS TO CLOSING. The following conditions are conditions precedent to Seller's obligation to sell the Property:

          (a) Delivery by Buyer at Closing of the Purchase Price and the executed Assignment and Assumption of Leases in the form attached hereto as Exhibit G.

          (b) Performance by Buyer as and when required by this Agreement of each and every term, covenant, condition and agreement required to be performed by Buyer pursuant to this Agreement.

               In the event that the conditions in this Section 7 are not satisfied, Seller may elect, at its sole discretion, to terminate this Agreement or waive satisfaction of the condition and close escrow.

     8. THE CLOSING.

          (a) The Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on April 30, 1998, or such other date prior thereto as Buyer and Seller may mutually agree in writing (the "Closing Date"). Such date may not be extended without the prior written approval of both Seller and

Buyer. In the event the Closing does not occur on or before the Closing Date, the Title Company shall, subject to the provisions of Section 2, and unless it is notified by both parties to the contrary, within five (5) days after the Closing Date, return to the depositor thereof items which may have been deposited pursuant to this Agreement. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close. The delivery to the Escrow Agent of the Closing Documents, as hereinafter defined, by both parties and the Purchase Price by Buyer shall be deemed sufficient to effect a closing under Section 8(a).

          (b) At or before the Closing, Seller shall deliver to escrow the following (collectively, the "Closing Documents"):

               (i) special warranty deed conveying to the Buyer the Property as required by Section 3 above in the form attached hereto as Exhibit I;

               (ii) originals or, if Seller does not have  originals,  certified true, complete and correct copies of all leases (and amendments thereto, if any) in Seller's actual and physical possession covering any portion of the Property, any security deposits relating thereto, and an executed Assignment and Assumption of Lease in the form attached hereto as Exhibit G;

               (iii) a Bill of Sale, in the form attached hereto as Exhibit J;

               (iv) a certificate by Seller to the effect that all of the representations, warranties and covenants set forth in this Agreement remain true, correct and complete as of the Closing Date;

               (v) a Certified Rent Roll in the form attached hereto as Exhibit B, dated as of the date of Closing Date consistent with prior Certified Rent Rolls and Tenant Estoppel Certificates;

               (vi)  such  title   affidavits  or  other  documents  as  may  be
reasonably required by the Title Company with copies thereof to the Buyer;

               (vii) all rent records and related documents in the possession or under the control of Seller. Such records may include a schedule of all cash deposits and a check or credit to Buyer in the amount of such deposits, including any interest thereon (to the extent that applicable state law or the applicable lease requires payment of interest on such amounts) held by Seller at the Closing under the Lease. To the extent any deposits are in a form other than cash, such deposits shall be transferred to Buyer at Closing without recourse.

               (viii) To the extent in Seller's possession or control, originals or copies of all current site plans, surveys, architectural drawings, plans and specifications, engineering plans and studies, floor plans, soil reports, environmental studies, and landscape plans. To the extent such items are in Seller's possession or control, Seller shall also deliver (i) originals (or copies, if originals are not then available) of all then effective assignable guaranties, warranties and/or payments and performance bonds made by any person for the benefit of Seller with respect to the Property of any of its components, together with an instrument assigning such guaranties and warranties to Buyer and (ii) originals (or copies, if originals are not then available) of all certificates, Licenses, permits authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction, to the extent such items are in Seller's possession or control.

               (ix) to the extent available, originals (or copies, if originals are not available) of all documents and books and records necessary for the continued operation of the Project, including without limitation, rent rolls, lease files, rent records, escalation records and statements and maintenance records;

               (x) an original resolution of Seller authorizing the execution of this Agreement, the conveyance documents and all other documents to be executed by Seller and the performance by Seller hereunder;

               (xi) Seller's Non-Foreign Certification in the form attached as Exhibit C; and

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

               (xii) notices to the tenants at the Property in the form attached as Exhibit D, executed by Seller informing them of the change in ownership of the Property.

               (xiii) an executed Assignment of Warranties, Guarantees and Service Contracts in the form attached hereto as Exhibit O.

               Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

          (c) At or before the Closing, Buyer shall deliver to escrow the Purchase Price, as adjusted for prorations, and an executed Assignment and Assumption of Leases in the form attached hereto as Exhibit G.

          (d) Seller and Buyer shall each deposit such other instruments as are reasonably required by the escrow holder to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

          (e) The following items shall be prorated separately for each property identified on Schedule A as of 11:59 p.m. on the date immediately preceding the Closing Date and the net amount thereof shall be added to or deducted from, as the case may be, the amount of the Purchase Price to be paid at the Closing:

               (i) general real estate, personal property and ad valorem taxes and assessments for the current tax year of the Property. If any such taxes or assessments are payable in installments, all installments due through the Closing together with the accrued but unpaid portion of any other installments not yet due as of the Closing shall be paid for by the Seller;

               (ii) taxes, water, sewer and front foot benefit charges, and charges for electricity, gas, telephone and other utilities and license fees;

               (iii) rent and other charges under the Leases (to the extent monies have actually been collected therefor), including any free rent under any of the Leases; Buyer shall receive a credit at Closing for any free rent or other tenant concessions due under any Lease subsequent to Closing.

               (v) all other income and expenses relating to the Property;

               (vi) any other items that are customarily prorated in transactions of this nature; and (vii) any and all cash security deposits, prepaid rent and all interest earned thereon (to the extent interest is payable to tenant under applicable state law or the applicable lease) shall be a credit to Buyer at Closing. Seller shall be fully liable for any wages and other amounts due and owing any employees at the Property which have accrued up to the date of Closing. Seller shall retain and Buyer shall not be entitled to any credit for, the deposits, if any, made by Seller in connection with the provision of electric, sewer, water, telephone and other utility services to the Property.

     For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the date of the Closing and based upon the actual number of days in the month and a three hundred sixty-five
(365) day year. The amount of such prorations shall initially be performed by Seller and mutually agreed to by the parties prior to Closing, but shall be subject to adjustment in cash after the Closing outside of escrow as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Buyer agree to cooperate and use their best efforts to make such adjustments no later than sixty (60) days after the Closing (except with respect to property taxes, which shall be adjusted within sixty
(60) days after the tax bills for the applicable period are received).

     Buyer shall post Closing based on April 30, 1998 receivables purchase accounts receivable relating to the Property from Seller at a price equal to the following percentage of such outstanding accounts receivable:

      100% of the amount of accounts receivable less than 31 days old; and 0% of the amount of accounts receivable over 30 days old;

     The term "Rent" as used herein shall mean all rents, including any percentage rent and any accrued tax and operating expense escalation, charges and other revenue of any kind generated from or in connection with the Leases. Except as set forth in this Section 8(e)(vii), all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Buyer. Buyer shall receive a credit against the Purchase Price for all amounts of Rent which are allocable to the period on and after the Closing and which have accrued as of the Closing Date, including those Rents which have accrued but remain uncollected as of the date of Closing. The provisions of this Section 8(e)(viii) shall survive the Closing.

               (viii) With respect to expenses of the Property which are chargeable to the tenants pursuant to the provisions of the Leases (the "CAM Charges"), Seller shall determine (1) the amount of those expenses paid or payable by Seller from January 1 in the year in which the Closing occurs through the date of Closing or, with regard to taxes and assessments, the amount of the proration thereof charged to Seller and (2) the amount tenants have paid to Seller from January 1 in the year in which Closing occurs until the date of Closing as the tenants' pro rata share of such tenant expenses. If accurate allocations of CAM Charges, accounts receivable, or any other expenses cannot be made at Closing because current bills are not obtainable, the parties shall allocate such expenses at Closing on the best and most current information available, subject to adjustment in cash as soon as reasonably possible after the Closing when final bills or other evidence of the applicable expenses are received, but such adjustment shall be made no later than six (6) months after the Closing Date. Buyer shall also be entitled to a credit at Closing equal to any CAM Charges for 1997 and prior years which are owing to any of the tenants of the Property. The provisions of this Section 8(e)(vii) shall survive the Closing.

               (ix) Those items described in the Settlement Statement executed by the parties hereto of even date herewith.

          (f) The costs incurred in this transaction shall be allocated as follows:

               (i) Seller shall pay standard rates for the Title Policy. Buyer shall pay for any title endorsements and extended coverage.

               (ii) Buyer shall pay recording fees applicable to the sale.

               (iii) Buyer shall pay the cost of the updated survey.

               (iv) Each party shall pay its own legal fees and expenses and 50% of all escrow charges.

               (v) Seller shall pay all costs associated with the Tax Deferred Exchange (as described in Section 16 hereof).

          (g) As additional consideration for Buyer's purchasing the Property and paying the Purchase Price to the Seller, Seller hereby covenants and agrees to remain fully liable for the performance and payment of all tenant improvements and the payment of all leasing commissions currently due and owing (including any delinquent amounts) under any of the Leases and under any leasing/commission agreement up to the Closing Date except for amounts which shall hereafter be due and owing under any of the Leases or under any leasing/commission agreement, including, without limitation, leasing commissions with respect to any option to renew or extend the Leases, (it being expressly understood and agreed that Buyer is assuming the obligations to perform or pay for any tenant improvements, and to pay for any leasing commissions which shall hereafter be owing under any renewals or extensions of the Leases or under any leasing/commission agreement before or after the Closing Date which are approved by Buyer).

          (h) Each party hereto shall indemnify, defend and hold the other party (together with its officers, directors, and employees) harmless from and against all claims, demands, causes of actions, judgments, damages, costs and expenses (including, without limitation, reasonable, actual attorneys' fees and courts costs), deficiencies, settlements and investigations which relate to matters, actions or omissions which arise out of or are based upon any of the following during such parties' period of ownership, which for Seller shall be the period of time prior to Closing and for Buyer shall be the period of time on or after
Closing:

               (i) any obligation under any contracts, agreements and writings entered into by or on behalf of such party in respect of the use, construction, operation, ownership, occupancy or maintenance of any portion of the Property arising out of an event occurring during such parties' period of ownership;

               (ii) any accident, injury, death or damage whatsoever caused to any person or entity or loss of property, occurring in or about the Property or any part thereof, or on any other property connected with or adjacent thereto during such parties' period of ownership; or

               (iii) any breach of the covenant set forth in Section 8(g), or with respect to any payment or performance obligation under any of the Leases for tenant improvements or under any of the Leases and/or leasing/commission agreements for leasing commissions which have heretofore accrued, which are now due and owing or which shall hereafter accrue, as described in Section 8(g).

               (iv) any breach of a representation or warranty set forth in this Agreement.

               (v) Notwithstanding the above but subject to the limitations on Seller's indemnity set forth in Section 8(g), Seller shall not be indemnified for any leasing commissions which are payable subsequent to Closing and relate to leases in force on the date hereof, including those leasing commissions listed on Schedule C, and Buyer shall not be obligated to indemnify Seller for Service/Equipment Contracts (as hereinafter defined) which are not assumed by the Buyer at Closing.

     9. REPRESENTATIONS AND WARRANTIES. "To the best of Seller's knowledge" or other references herein to Seller's knowledge means the actual (not constructive) knowledge which Mike Duffy and Vance Voss have based upon reasonable familiarity with the property records and continued involvement with the Property. Notwithstanding the foregoing, the term "to the best of Seller's knowledge" shall not be construed to imply any covenant that such individuals have conducted any review of files or other inquiry in connection with the transaction contemplated by this Agreement. Furthermore, the foregoing individuals are acting in the capacity as agents or employees of Seller and shall have no personal liability with respect to any representations, warranties or covenants of Seller in this Agreement.

          (a) Seller hereby represents and warrants to Buyer as of the date hereof and as of the date of Closing as follows:

               (i) Seller is a corporation duly organized and validly existing under the laws of the State of Iowa and is in good standing under the laws of the State of Texas.

               (ii) Ownership.

                    (A) Seller is the owner of the Property of record and in fact, legally and beneficially, and to the best of Seller's knowledge, Seller has good, marketable and insurable title to the Property.

                    (B) No person or entity other than Seller and Seller's affiliates has any interest in the legal or beneficial title to the Property; there are no options to purchase the Property which are effective, nor has Seller previously entered into any other contract of sale or agreement of any kind with a party other than Buyer which is presently effective and which will not be terminated before the date of this Agreement. After the date hereof Seller will not enter into any agreement or contract or negotiate with any party other than Buyer with respect to the sale of the Property, nor enter into financial arrangements of any kind with respect to the Property nor will Seller pledge or assign any right, title, interest in or to the Property or any part thereof to any person or entity.

               (iii) Leases.

                    (A) As of the date of the Agreement there are no leases, subleases, licenses or other rental agreements or occupancy agreements (written or verbal) which grant any possessory interest in and to any space situated on or in any of the Property or that otherwise give rights with regard to use of any portions of any of the Property other than the Leases described in the Certified Rent Roll, as set forth in Exhibit B attached hereto (said leases, together with any and all amendments, modifications and supplements thereto and guarantees thereof, are herein referred to collectively as the "Leases");

                    (B) The copies of the Leases provided to Buyer are true, accurate and complete, are in full force and effect and none of them has been modified, amended or extended;

                    (C) There are no security deposits or other deposits other than those listed on Schedule D.

               (iv) Service and Management Contracts. To the best of Seller's knowledge, except as set forth on Schedule E, neither Seller nor any other party has entered into any construction, design, engineering, service, maintenance, supply, brokerage/leasing agreements, employee agreements, management contracts or Leases of personal property (collectively, "Service/Equipment Contracts") affecting the construction, use, ownership, maintenance and/or operation of the Property that will continue subsequent to the Closing. Seller shall terminate, at Seller's sole cost and expense, all Service/Equipment Contracts which Buyer does not elect to assume in writing prior to the expiration of the Study Period. All work required to be performed by Seller in connection with all Service

Equipment Contracts or other contracts or requirements with respect to periods prior to the date of Closing has been or will be fully performed and that all such bills in connection with such work will be Seller's responsibility. Seller is not in default and to best of Seller's knowledge no other party is in default under the Service/Equipment Contracts.

               (v) Hazardous Substances. To the best of Seller's knowledge, (i) the Property has not been used for the generation, treatment, storage or disposal of any hazardous substances during the period in which Seller has owned the Property; and (ii) there are no underground storage tanks located on or under the Property. For the purposes of this Section 9(a)(v), "hazardous substances" shall include "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et. seq., and regulations adopted pursuant to said Act, or any similar environmental protection law of the state in which the Property is located or its political subdivisions.

               (vi) Ability to Perform. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any governmental agency, commission, board or public authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by Seller or the taking by Seller of any action contemplated by this Agreement.

     The execution and delivery of this Agreement and the closing documents and the consummation of the transactions contemplated hereby will not result in or constitute any of the following: (i) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation, of the organizational documents of Seller or any of the following with respect to Seller or the Property: any agreements, contracts, leases, promissory notes, conditional sales contracts, commitments, indentures, mortgages, deeds of trust, or other agreements, instruments or arrangements to which Seller is a party or by which it or the Property is bound and that relate to the Property; (ii) a violation of or conflict with any term or provision of any judgment, decree, order, statute, injunction, rule or regulation of a governmental unit applicable to Seller or the Property; (iii) the creation or imposition of any lien, charge or encumbrance on the Property; or (iv) not require approval, waiver or authorization from a governmental or regulatory body which has not been obtained.

               (vii) Compliance with Laws, Etc. Neither the entering into of this Agreement nor the consummation of the transaction contemplated hereby will constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority. There are no actions, suits, proceedings, arbitrations or investigations pending or threatened against, relating to or affecting Seller or the Property which might interfere in a material respect with the transaction contemplated by this Agreement, become a cloud on the title to the Property or any portion thereof or otherwise affect the Property or Seller's ability to consummate the transaction contemplated hereby.

               (viii) No Violation Notice. Except as set forth in Schedule F, Seller has not received notices:

                    (A) from any federal, state, county or municipal authority alleging any fire, health, safety, building, pollution, environmental, zoning or other violation of law in respect of the Property or any part thereof, including, without limitation, the occupancy or operation thereof, which has not been entirely corrected;

                    (B) concerning the possible or anticipated condemnation of any part of the Property, or the widening, change of grade or limitation on use of streets abutting the same or concerning any special taxes or assessments levied or to be levied against the Property or any part thereof;

                    (C) concerning any change in the zoning or other land use classification of the Property or any part thereof.

                    (D) of any pending insurance claim.

                    (E)  from any  governmental  authority  that  any  licenses, permits, certificates, easements and rights of way, including proof of dedication, required from any authorities having jurisdiction over the Property or from private parties for the existing use, occupancy and operation of the Property and to insure vehicular and pedestrian ingress to and egress from the Property are in violation of any governmental laws or regulations, which has not been corrected or will not be corrected by Closing.

               (ix) No Management Contracts, Employment Contracts, Unions, Pension Plans. Seller has not entered into any management contracts, employment contracts or labor union contracts and has not established any retirement, health insurance, vacation, pension, profit sharing or other benefit plans relating to the operation or maintenance of the Property for which Buyer shall have any liability or obligation. Seller has no employees at the Property, other than at-will employees who shall remain the responsibility of Seller and as to whom Buyer shall have no liability or obligation whatsoever. As of the Closing, there shall be no employees working at the Property. Seller shall have paid or caused to be paid to all employees of the Seller all salary and any other payments which shall be payable on account of each such employee for such period through Closing. Seller agrees to defend, indemnify and hold Buyer harmless from any loss, expense, cost and/or damage (including without limitation reasonable attorneys' fees and costs incurred in the defense of such claims) resulting from claims well-founded or unfounded, by or on behalf of persons who are to have been employees of Seller on or prior to the Closing arising out of any matter, cause or thing prior to the Closing or any claims which may have accrued prior to the Closing.

               (x) Seller has not received any written notice of the termination or impairment of the furnishing of services to the Property of water, sewer, gas (if any), electric, telephone, drainage and other such utility services.

               (xi) Assessments. Seller has not received notice that assessments for public improvements have been made against the Property which are unpaid, including, without limitation, those for construction of sewer and water lines, streets, sidewalks and curbs. To the best of Seller's knowledge, there are no pending or proposed special assessments affecting or which may affect the Property or any portion thereof.

               (xii) Pre-Closing Deliveries Accurate. Except with respect to the Certified Rent Roll, to the best of Seller's knowledge, all of the documents, writings and other matters delivered by Seller to Buyer pursuant to Section 4 and information provided to Buyer pursuant to the terms of this Agreement, as of the date hereof, and as of the Closing, are true, accurate and complete in all material respects and accurately indicate all of the information referred to therein, are not misleading in any respect, and none of such disclosures misstated any material facts or omitted to state any material facts necessary to make the statements made, in the light of the circumstances under which they were made, not misleading. This representation shall be applicable only to due diligence items listed on Schedule B and not any delivered thereafter.

               (xiii) Miscellaneous Representations and Warranties.

                    (A) Seller agrees to conduct the business operations of the Property in the Seller's usual and normal manner until the Closing. Seller shall not, without the prior written consent thereto of Buyer, make (or permit) any physical change in the Property.

                    (B) All bills and claims for labor performed and materials furnished to or for the benefit of the Property for all periods prior to the Closing date have been paid by Seller or will be paid by Seller as of the Closing.

                    (C) (Intentionally Deleted)

                    (D) Seller is not a "foreign person", as defined in the Internal Revenue Code.

                    (E) The premiums are paid and current for replacement cost insurance policies on the Property and, to the best of Seller's knowledge, insurance policies are in full force and effect.

               (xiv) All documents executed by Seller which are to be delivered to Buyer at the Closing are or at the Closing will be duly authorized, executed and delivered by Seller, are or at the Closing will be legal, valid, and binding obligations of Seller, are sufficient to convey title, and do not violate any provisions of any agreement to which Seller is a party or to which it is subject.

               (xv) Additional Representations and Warranties Regarding Parcels of Land with No Improvements: (Intentionally Deleted)

               (xvi) Additional Representation and Warranties Regarding Land Under a Ground Lease: (Intentionally Deleted)

               (xvii)  Additional   Representations  and  Warranties   Regarding
Properties Where Improvements Are Under Construction. (Intentionally Deleted)

               (xviii)  Additional   Representations  and  Warranties  Regarding
Properties With Covenants, Conditions and Restrictions.

                    (A) Seller represents and warrants, to the best of Seller's knowledge, that with regard to the Declaration of Covenants, Conditions and Restrictions dated June 20, 1985 and recorded in Volume 2156, Page 456 of the Land Records of Collin County, Texas, as amended (the "Summit Business Center CCRs"): (i) the Summit Business Center is not in default in the performance of any covenant, agreement or condition contained in the Summit Business Center CCRs, and no condition or circumstance exists which, with the giving of notice or the passage of time, would constitute a default thereunder; and (ii) no assessments, payments, fees or expenses are presently due and payable under the Summit Business Center CCRs.

                    (B) Seller represents and warrants, to the best of Seller's knowledge, that with regard to the Declaration of Covenants, Conditions and Restrictions dated September 27, 1982, and recorded in Volume 82189, Page 3264 of the Land Records of the City of Dallas, Texas, as amended (the "Northgate CCRs"), the Northgate Business Park is not in default in the performance of any covenant, agreement or condition contained in the Northgate CCRs, and no condition or circumstance exists which, with the giving of notice or the passage of time, would constitute a default thereunder; and (ii) no assessments, payments, fees or expenses are presently due and payable under the Northgate CCRs.

                    (C) Seller represents and warrants, to the best of Seller's knowledge, that with regard to the Declaration of Covenants, Conditions and Restrictions recorded on December 5, 1957 in Volume 4810, Page 87 of the Land Records of Dallas County, Texas, as amended (the "Empire CCRs"): (I) the Empire Commerce Center is not in default in the performance of any covenant, agreement or condition contained in the Empire CCRs, and no condition or circumstance exists which, with the giving of notice or the passage of time, would constitute a default thereunder; and (ii) no assessments, payments, fees or expenses are presently due and payable under the Empire CCRs.

                    (D) Seller represents and warrants, to the best of Seller's knowledge, that with regard to the Declaration of Covenants, Conditions and Restrictions shown in the Title Policy, if any (the "Business Parkway CCRs"):
(i) the Business Parkway Center is not in default in the performance of any covenant, agreement or condition contained in the Empire CCRs, and no condition or circumstance exists which, with the giving of notice or the passage of time, would constitute a default thereunder; and (ii) no assessments, payments, fees or expenses are presently due and payable under the Business Parkway CCR.

                    (E) To the best of Seller's knowledge, Seller hereby represents and warrants that none of the business parks referenced above in Sections (A), (B), (C) or (D), in whole or in part, is subject to the terms of a repurchase option, right of first refusal or other option to purchase such property ("Purchase Option"), which right has not lapsed, fully and irrevocably, prior to being exercised by the beneficiary thereof. This representation and warranty shall survive for the period of any applicable statute of limitations with regard to such Purchase Option and shall be null and void in the event any such action is triggered by an affirmative action of Buyer (provided, however, the foregoing is not intended to mean that the statute of limitations commences on the date hereof).

                    (F) Buyer and Seller acknowledge that all setback violations and landscaping violations with regard to the Properties, if any, have been satisfied by credits at Closing on the Settlement Statement.

          (b) Buyer hereby represents and warrants to Seller as follows: (i) Buyer is a California limited partnership, duly organized and validly existing under the laws of the State of California; all documents executed by Buyer which are to be delivered to Seller at Closing are or at the Closing will be duly authorized, executed, and delivered by Buyer, and are or at the Closing will be legal, valid, and binding obligations of Buyer, and do not and at the Closing will not violate any provisions of any agreement to which Buyer is a party or to which it is subject; and (ii) Buyer shall furnish all of the funds for the purchase of the Property (other than funds supplied by institutional lenders which will hold valid mortgage liens against the Property) and such funds will not be from sources of funds or properties derived from any unlawful activity.

     10. RESPONSIBILITY FOR VIOLATIONS. All notices of violations of laws, ordinances, or regulations ("Violations of Law"), which are received prior to the Closing from any governmental department, agency or bureau having jurisdiction as to conditions affecting the Property shall be remedied or complied with by Seller. If any such violations are subject to challenge or objection by Seller or are the obligation of any tenant under the terms of such tenant's lease, Buyer shall cooperate with Seller to defend such challenge and/or require tenant to cure the violation. Seller shall indemnify Buyer for the reasonable third party costs of such challenge incurred by Buyer, including reasonable attorney's fees. This obligation shall survive Closing on the part of both parties.

     11. MAINTENANCE OF INSURANCE. Until the Closing, Seller shall maintain its present insurance on the Property. The risk of loss in and to the Property shall remain vested in Seller until the recordation of the Deed to Buyer.

     12. CASUALTY OR CONDEMNATION. If prior to the Closing, the Property or any "material" portion thereof is damaged or destroyed by fire or casualty, or any part of the Property is taken or threatened to be taken by eminent domain by any governmental entity, then Buyer shall have the option, exercisable by written notice given to Seller at or prior to the Closing, either to (a) terminate this Agreement, whereupon all obligations of all parties hereto shall cease, the Deposit shall be returned to Buyer and this Agreement shall be void and without recourse to the parties hereto except for provisions which are expressly stated to survive such termination; or (b) proceed with the purchase of the Property, and in such case, unless Seller shall have previously restored the Property to its condition prior to the occurrence of any such damage or destruction, Seller shall pay over or assign to Buyer, without recourse, all amounts received or due (plus an amount equal to the sum of any deductible under any insurance policy covering the Property and any additional proceeds which shall be necessary to effect such restoration) from, and all claims against, any insurance company or governmental entity as a result of such destruction or taking, together with any additional proceeds which shall be necessary to effect such restoration. Within five (5) days after receipt of written notice of such casualty or condemnation, Buyer will advise Seller in writing whether Buyer desires to proceed with this transaction in light of such casualty or condemnation. The term "material" as used in this Section 12 shall mean damage or destruction in an amount equal to or greater than 5% of the Purchase Price.

     13. INDEMNIFICATION. Each party hereby agrees to indemnify the other party and hold it harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees, resulting from any misrepresentations or breach of warranty or breach of covenant made by such party in this Agreement or in any document, certificate, or exhibit given or delivered to the other pursuant to or in connection with this Agreement except as provided herein.

     14. CONDITION OF PROPERTY.  At or before the Approval Date, Buyer will have approved the physical and environmental characteristics and condition of the Property, as well as the economic characteristics of the Property. Buyer hereby waives any and all defects in the physical, environmental and economic characteristics and condition of the Property which would be disclosed by such inspection which exist as of the Approval Date except such waiver does not extend to or negate the effect of any matters which are covered by any representation, warranty or covenant of Seller in Section 9 of this Agreement or in any of the conveyance documents, Buyer further acknowledges that except as set forth in this Agreement, neither Seller nor any of Seller's officers or directors, nor Seller's employees, agents, representatives, or any other person or entity acting on behalf of Seller (hereafter, for the purpose of this Section, such persons and entities are individually and collectively referred to as the "Seller") have made any representations, warranties or agreements (express or implied) by or on behalf of Seller as to any matters concerning the Property, the economic results to be obtained or predicted, or the present use thereof or the suitability for Buyer's intended use of the Property, including, without limitation, the following: suitability of the topography; the availability of water rights or utilities; the present and future zoning, subdivision and any and all other land use matters; the condition of the soil, subsoil, or groundwater; the purpose(s) to which the Property is suited; drainage; flooding; access to public roads; or proposed routes of roads or extensions thereof. Buyer acknowledges and agrees that except for the representations and warranties contained herein and in the conveyance documents, the Property is to be purchased, conveyed and accepted by Buyer in its present condition, "as is" and that no patent or latent defect in the physical or environmental condition of the Property whether or not known or discovered, shall affect the rights of either party hereto. Except as set forth in Section 9, any documents furnished to Buyer by Seller relating to the Property including, without limitation, service agreements, management contracts, maps, surveys, studies, pro formas, reports and other information shall be deemed furnished as a courtesy to Buyer but without warranty from Seller. All work done by Buyer in connection with preparing the Property for the uses intended by Buyer including any and all fees, studies, reports, approvals, plans, surveys, permits, and any expenses whatsoever necessary or desirable in connection with Buyer's acquiring, developing, using and/or operating the Property shall be obtained and paid for by, and shall be the sole responsibility of Buyer. Buyer has investigated and has knowledge of operative or proposed governmental land use laws and regulations to which the Property may be subject and shall acquire the Property upon the basis of its review and determination of the applicability and effect of such laws and regulations.

                    Except for the  representations  and warranties in Section 9
of  this   Agreement,   Buyer  has   neither   received   nor  relied  upon  any
representations concerning such land use laws and regulations from Seller.

                    Except for the representations, warranties and indemnities provided by Seller contained herein and in the documents delivered at Closing, Buyer, on behalf of itself and its employees, agents, successors and assigns attorneys and other representatives, and each of them, hereby releases Seller from and against any and all claims, demands, causes of action, obligations, damages and liabilities of any nature whatsoever, directly or indirectly, arising out of or related to the condition of the Property.

                    By signing in the space provided below in this Section 14, Buyer acknowledges that it has read and understood the provisions of this
Section 14.



                                 BUYER:

                                 TPLP OFFICE PARK PROPERTIES
                                 a Texas Limited Partnership

                                 By: AMERICAN OFFICE PARK PROPERTIES,
                                     TPGP, INC. a California Corporation doing
                                     business in Texas under the name
                                     TPGP OFFICE PARK PROPERTIES, INC.

                                     By:
                                        -----------------------------
                                        Ronald L. Havner, Jr.
                                        President

     15. POSSESSION. Buyer shall have and as a condition precedent to Closing, the right of possession on the Closing Date, provided, however, that Seller shall allow authorized representatives of Buyer reasonable access to the Property for the purposes of satisfying Buyer with respect to satisfaction of any conditions precedent to the Closing contained herein.

     16. TAX-DEFERRED EXCHANGE. Buyer and Seller agree that, at Seller's sole election, this transaction shall be structured as an exchange of like-kind properties under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations and proposed regulations thereunder. The parties agree that if Seller wishes to make such election, it must do so prior to the Closing Date. If Seller so elects, Buyer shall reasonably cooperate with Seller, provided any such exchange is consummated pursuant to an agreement that is mutually acceptable to Buyer and Seller and which shall be executed and delivered on or before the Closing Date. Seller shall in all events be responsible for all costs and expenses related to the Section 1031 exchange and shall fully indemnify, defend and hold Buyer harmless from and against any and all liability, claims, damages, expenses (including reasonable attorneys' and paralegal fees and reasonable attorneys' and paralegal fees on appeal), proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such 1031 exchange that would not have been incurred by Buyer if the transaction were a purchase for cash. The provisions of the immediately preceding sentence shall survive closing and the transfer of title to subject Property to Buyer. Notwithstanding anything to the contrary contained in this Section, any such Section 1031 exchange shall be consummated through the use of a facilitator or intermediary so that Buyer shall in no event be requested or required to acquire title to any property other than the Property.

     17. MISCELLANEOUS.

          (a) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and addressed as follows:

                    If to Seller:

                    Principal Mutual Life Insurance Company
                    c/o Law Department
                    711 High Street
                    Des Moines, Iowa  50392-0301
                    Attn:  Dennis D. Ballard

                    With a copy to:

                    Principal Mutual Life Insurance Company
                    c/o CRE-Equities
                    711 High Street
                    Des Moines, Iowa  50392-1370
                    Attn:  Michael S. Duffy

                    If to Buyer:

                    TPLP Office Park Properties
                    701 Western Ave., Suite 200
                    Glendale, CA 91201
                    Attention:  Ronald L. Havner, Jr.

                    with a copy to:

                    TPLP Office Park Properties
                    701 Western Avenue, Suite 200
                    Glendale, California 91201
                    Attention:  David Goldberg, Esq., General Counsel

                    and a courtesy copy which shall not be required for valid notice to:

                    Hale and Dorr LLP
                    1455 Pennsylvania Avenue, N.W.
                    Washington, D.C. 20004
                    Attention:  Steven S. Snider, Esq.

Unless otherwise specified herein, such notices or other communications shall be deemed to be effective: (i) one (1) business day after deposit with the courier if sent by Federal Express or other recognized overnight delivery service; or
(ii) upon receipt if accomplished by hand delivery or by confirmed telecopied delivery. Either party may, from time to time, by notice in writing served upon the other party, in the same manner as prescribed in this Section designate a different mailing address or a different person to which all such notices are thereafter to be addressed.

          (b) Brokers and Finders. Neither party has had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker, entity, agent, commission salesperson, or other person who will claim a right to compensation or a commission or finder's fee as a procuring cause of the sale contemplated herein, except for Chadwick, Saylor & Co., Inc., whose commission shall be paid by Buyer. In the event that any company, firm, broker, agent, commission salesperson or finder perfects a claim for a commission or finder's fee based upon any such contract, dealings or communication, the party through whom the company, firm, broker, agent, commission salesperson or finder makes his claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same. No commission shall be paid or become payable unless the Closing actually occurs. The provisions of this Subsection (b) shall survive Closing and any termination, cancellation or recision of this Agreement.

          (c) Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and assigns; provided further, however, Seller's consent to an assignment of Buyer's rights and delegation of its obligations hereunder shall not be required with respect to an assignment of this Agreement by Buyer to any person or any corporation, general partnership, limited partnership, limited liability company or other lawful entity which is controlled by or under common control with Buyer.

          (d) Amendments and Terminations. Except as otherwise provided herein, this Agreement may be amended or modified by, and only by, a written instrument executed by Seller and Buyer.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          (f) Merger of Prior Agreements. This Agreement supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

          (g) Enforcement. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees. Buyer and Seller both acknowledge each has been advised by counsel as to their respective rights, duties and obligations in this Agreement and have had ample opportunity to negotiate same. Thus, both Buyer and Seller acknowledge that any ambiguity in this Agreement should not necessarily be resolved against the drafter of this Agreement.

          (h) Time of the Essence. Time is of the essence of this Agreement.

          (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts when taken together shall constitute but one Agreement.

          (j) Survivability. Except as otherwise provided herein, the covenants contained in this Agreement shall survive the closing of the purchase and sale and shall not be deemed merged in the deed, but shall remain in full force and effect.

          (k) No Recordation. Neither Seller nor Buyer shall record this Agreement or memorandum thereof in or among the land or chattel records of any jurisdiction.

          (l) Proper Execution. The submission by Seller to Buyer of this Agreement in unsigned form shall have no binding force and effect, shall not constitute an option, and shall not confer any rights upon Buyer or impose any obligations on Seller irrespective of any reliance thereon, change of position or partial performance until Seller shall have executed this Agreement and the Deposit shall have been received by the Title Company. Notwithstanding the foregoing sentence, Seller's submission to Buyer of this Agreement shall be deemed withdrawn, revoked and incapable of being executed by Buyer in the event Buyer has not returned a duly executed original Agreement to Seller on or before 5:00 p.m. on April 30, 1998.

          (m) Personal Liability. There shall be no personal liability imposed on the individuals who have executed this Agreement (or the attached exhibits)

          (n) Survival of Representations. Except as expressly provided otherwise in this Agreement, all representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith (except warranties of title in the conveyance documents) shall survive for a period of one (1) year from the date of Closing and any action thereon must be commenced within such period or they are deemed waived and released; provided, however, Representation 9(a)(iii) regarding leases shall survive for the remaining term of any lease (excluding renewals) for which Buyer did not receive a tenant estoppel executed prior to Closing; however, to the extent that tenant estoppels are obtained post closing, the survival period for such leases shall be one (1) year from the date of Closing.

          (o) Dates. Whenever used herein, unless expressly provided otherwise, the term "days" shall mean consecutive calendar days, except that if the expiration of any time period measured in days occurs on a Saturday, Sunday, legal holiday or other day when federal offices are closed in Washington, D.C., such expiration shall automatically be extended to the next business day.

          (p) Prior to the Closing, information received in connection with the Property shall be kept strictly confidential and shall not, without the prior consent of the other party, be disclosed by such other party or used for any purpose other than evaluating the Property except in the event of litigation between the parties hereto, Buyer and Seller agree that such information shall only be transmitted to Buyer's and Seller's respective officers, directors, trustees, employees, attorneys, accountants, contractors, consultants, advisors and agents who need to know such information for purposes of evaluating the Property and transactions contemplated under this Agreement. The provisions of this Section 17(p) shall not apply to any information which is a matter of public record or obtainable from other sources and shall not prevent either Buyer or Seller from complying with laws, rules, regulations and court orders, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

     18. ESCROW AGENT. (Intentionally Deleted)

     19. SELLER'S ADDITIONAL AGREEMENTS RELATED TO PROPERTIES WITH IMPROVEMENTS UNDER CONSTRUCTION. (Intentionally Deleted)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  SELLER:
                                  -------

                                  PRINCIPAL MUTUAL LIFE INSURANCE
                                  COMPANY, an Iowa corporation


                                  By:  /s/ Jon C. Heiny
                                     -------------------------
                                           Jon C. Heiny
                                  Its: Counsel


                                  By:  /s/ Shannon G. Holz
                                     -------------------------
                                           Shannon G. Holz
                                  Its: Counsel

                                  BUYER:
                                  ------

                                       TPLP OFFICE PARK PROPERTIES
                                       a Texas Limited Partnership

                                  By:  AMERICAN OFFICE PARK PROPERTIES,
                                       TPGP, INC. a California Corporation doing
                                       business in Texas under the name
                                       TPGP OFFICE PARK PROPERTIES, INC.

                                       By:/s/ Ronald L. Havner, Jr.
                                          ------------------------------
                                          Ronald L. Havner, Jr.
                                          President

                                          Buyer's Social Security Number or Tax
                                          Identification Number:95-4609260




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